UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

AMERICAN AIRLINES GROUP INC.

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas		76155
4333 Amon Carter Blvd., Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 18, 2014, American Airlines Group Inc. (“AAG”) issued a press release announcing its intention to commence a private offering of $500 million aggregate principal amount of unsecured senior notes due 2019 (the “Notes”). As required by Rule 135c under the Securities Act of 1933, as amended, a copy of AAG’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 18, 2014, AAG disclosed the following information to potential investors in an offering memorandum prepared in connection with its offering of the Notes:

New Credit Facilities

American Airlines, Inc. (“American”) is currently contemplating entering into new secured credit facilities (the “New Credit Facilities”) with Citigroup Global Markets Inc. as the Lead Arranger and a group of lenders to be determined. The New Credit Facilities are currently anticipated to (a) consist of a term loan of $1 billion and a revolving credit facility of $800 million, (b) mature seven years (in the case of the term loan) and five years (in the case of the revolving credit facility) after they are entered into, (c) be guaranteed by AAG, US Airways Group and US Airways, (d) be secured by liens on certain route authorities, slots and foreign gate leaseholds and (e) generally include customary affirmative, negative and financial covenants, events of default and other terms. AAG anticipates that proceeds from borrowings under the New Credit Facilities would be used for general corporate purposes. The timing of any such transaction is uncertain, and there can be no assurance the New Credit Facilities will be consummated in the amounts or on the other terms described above or at all.

Revenue Bonds related to the Los Angeles International Airport

American has elected to exercise its option to reset the interest rate mode on approximately $220 million aggregate principal amount of revenue bonds related to the Los Angeles International Airport, which triggered a mandatory tender of such bonds to take place on September 29, 2014; American intends to purchase such bonds, for its own account, upon the remarketing of such bonds on September 29, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: September 18, 2014	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: September 18, 2014	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 18, 2014